                                                                 EXHIBIT 10.11




                                      LEASE


                   FOURTH AVENUE VENTURES LIMITED PARTNERSHIP
                                    LANDLORD

                                       TO

                              T CELL SCIENCES, INC.
                                     TENANT



                                115 Fourth Avenue
                               Needham Heights, MA


                                TABLE OF CONTENTS
                                -----------------

                                                                               Page No.
                                                                               --------
                                                                                 .
SECTION 1 Reference Information ..............................................    1
       Section 1.1. Reference Information ....................................    1
       Section 1.2. Exhibits .................................................    3
       Section 1.3. Parking ..................................................    4
       Section 1.4. Shipping and Receiving ...................................    4
SECTION 2 Premises and Term ..................................................    4
       Section 2.1. Premises .................................................    4
       Section 2.2. Term .....................................................    4
SECTION 3 Condition of Premises ..............................................    4
       Section 3.1. Condition of Premises ....................................    4
SECTION 4 Fixed Rent .........................................................    5
       Section 4.1. The Fixed Rent ...........................................    5
       Section 4.2  Extension Term Rent ......................................    5
SECTION 5 Operating Expenses .................................................    6
       Section 5.1. Payment of Operating Expenses ............................    6
       Section 5.2. Definition of Operating Expenses .........................    6
       Section 5.3. Determination of Operating Expenses ......................    7
       Section 5.4. Final Accounting for Lease Year ..........................    7
SECTION 6 Insurance ..........................................................    8
       Section 6.1. Tenant's Insurance .......................................    8
       Section 6.2. Landlord's Insurance .....................................    9
       Section 6.3 Tenant Reimbursement of Insurance Taken Out by Landlord ...    9
       Section 6.4. Requirements Applicable to Insurance Policies ............    9
       Section 6.5. Waiver of Subrogation ....................................    9
SECTION 7 Utilities ..........................................................    10
       Section 7.1. Utilities ................................................    10
SECTION 8 Landlord's Covenants ...............................................    10
       Section 8.1. Building Maintenance .....................................    10
       Section 8.2. Common Area Maintenance ..................................    11
SECTION 9 Tenant's Covenants .................................................    11
       Section 9.1. Use ......................................................    11
       Section 9.2. Repair and Maintenance ...................................    11
       Section 9.3. Compliance with Law and Insurance Requirements ...........    12
       Section 9.4. Alterations and Improvements .............................    13
       Section 9.5. Indemnity ................................................    14
       Section 9.6. Landlord's Right to Enter ................................    15
       Section 9.7. Personal Property at Tenant's Risk .......................    15
       Section 9.8. Payment of Landlord's Cost of Enforcement ................    15
       Section 9.9. Yield Up .................................................    15
       Section 9.10. Landlord's Expenses Re Consents .........................    16
       Section 9.11. Rules and Regulations ...................................    16



       Section 9.12. Holding Over ..........................................    16
       Section 9.13. Assignment: Subletting and Change of Control ..........    17
       Section 9.14. Overloading and Nuisance ..............................    19
       Section 9.15. Tenant's Credit Obligations ...........................    19
       Section 9.16. Signs .................................................    19
SECTION 10 Casualty or Taking ..............................................    20
       Section 10.1. Termination ...........................................    20
       Section 10.2. Restoration ...........................................    20
       Section 10.3. Award .................................................    20
SECTION 11 Default .........................................................    21
       Section 11.1. Events of Default .....................................    21
       Section 11.2. Remedies ..............................................    22
       Section 11.3. Remedies Cumulative ...................................    23
       Section 11.4. Right to Cure Defaults ................................    23
       Section 11.5. Effect of Waivers of Default ..........................    23
       Section 11.6. No Accord and Satisfaction ............................    23
       Section 11.7. Interest on Overdue Sums ..............................    24
SECTION 12 Mortgages .......................................................    24
       Section 12.1. Rights of Mortgage Holders ............................    24
       Section 12.2. Subordination of Lease ................................    25
       Section 12.3. Estoppel Certificate ..................................    25
SECTION 13 Environmental Compliance ........................................    26
       Section 13.1  Definitions ...........................................    26
       Section 13.2  Indemnity .............................................    26
       Section 13.3  Preexisting Condition .................................    27
SECTION 14 Miscellaneous ...................................................    27
       Section 14.1. Notices from One Party to the Other ...................    27
       Section 14.2. Quiet Enjoyment .......................................    27
       Section 14.3. Lease Not to be Recorded: Notice of Lease .............    27
       Section 14.4. Bind and Inure: Limitation of Landlord's Liability ....    27
       Section 14.5. Acts of God ...........................................    28
       Section 14.6. Brokerage .............................................    28
       Section 14.7. Miscellaneous .........................................    28
       Section 14.8. Security Deposit ......................................    28
SECTION 15 Improvements ....................................................    29
       Section 15.1. Entryway ..............................................    29
       Section 15.2. Capital Improvements ..................................    29
       Section 15.3. Tenant Improvements ...................................    29
SECTION 16 Direct Lease Cancellation .......................................    31
       Section 16.1. Direct Lease Cancellation .............................    31



                                      LEASE
                                      -----

                                    SECTION 1
                                    ---------
                              Reference Information
                              ---------------------

     SECTION 1.1. REFERENCE INFORMATION.    Reference in this Lease to any of
the following shall have the meaning set forth below:

     Date of this Lease: May 1, 1996

     Premises: As defined in Section 2.1 herein.

     Landlord: Fourth Avenue Ventures Limited Partnership

     Address of Landlord: c/o The Davis Companies, One Appleton Street, Boston, Massachusetts 02116

     Tenant: T CELL Sciences, Inc., a Delaware corporation

     Address of Tenant: 115 Fourth Avenue, Needham, Massachusetts 02194

     Term Commencement Date (or Commencement Date): May 1, 1996.

     Term Expiration Date: April 30, 2002.

     Lease Term: From the Term Commencement Date to the Term Expiration
Date.

     Early Termination Option: At Tenant's election, exercisable by written notice of the election to Landlord accompanied by Tenant's payment to Landlord of $250,000 in good and immediately available funds, which notice and payment must be received by Landlord on or before July 31, 1999, and provided that this Lease has then been maintained without default not cured within any applicable grace or cure period, Tenant may change the Term Expiration Date to April 30, 2000.

     Extension Option: At Tenant's election, exercisable by written notice of the election to Landlord received by Landlord on or before April 30, 2001, provided Tenant has not exercised the Early Termination Option and Tenant has then maintained this Lease without default not cured within any applicable grace or cure period, Tenant may change the Term Expiration Date to April 30, 2007. If Tenant exercises this Extension Option, the portion of the Lease Term from May 1, 2002 until April 30, 2007 shall sometimes be referred to as the "Extension Term".

     Premises Square Footage: approximately 54,317 rentable square feet. The approximately 9,110 square feet of the Premises previously demised by the Direct

Lease (defined in Section 16 hereof) is sometimes hereinafter referred to as the "Direct Lease Space" or "DLS". The portion of the Premises exclusive of the Direct Lease Space is sometimes hereinafter referred to as the "Repligen Replacement Lease Space" or "RRLS".

Annual Fixed Rent:  RRLS: $598,992.75 year through June 30, 1997; $678992.75 per year thereafter; plus DLS: $77,435 per year.

                    Both: Provided further, however that if Tenant exercises its Extension Option, Annual Fixed Rent from and after May 1, 2002 shall be the Fair Market Rent, as determined as hereinafter provided.

Permitted Uses:     Office, research and development, and the production of
                    biological products, provided (i) that any such use will be conducted only and exclusively at the so-called Biosafety
                    Level 1, for recombinant DNA research, in accordance with the standards for recombinant DNA research set forth in the National Institutes of Health ("NIH") document entitled
                    "Guidelines for Research Involving Recombinant DNA Molecules
                    ("NIH Guidelines"), and up to and including Biosafety Level
                    2, for all other biological research, in accordance with the relevant requirements and procedures described in a document entitled "Biosafety in Microbiological and Biomedical
                    Laboratories," Third Edition, U.S. Department of Health and
                    Human Services, Public Health Service, Centers for Disease
                    Control and Prevention, and the National Institute of Health, U.S. Government Printing Office, Washington, D.C.
                    May 1993, HHS Publication No. (CDC) 93-8395, as well as regulations promulgated by the United States Department of Labor, Occupational Safety and Health Administration
                    ("OSHA"), and subject also to any other applicable regulations, requirements, procedures and restrictions (as applicable, the "Biosafety Guidelines"), and (ii) that any such research and development, including any animal laboratory research, is permitted pursuant to a special permit duly issued by the Town of Needham which remains in full force and effect and any amendments thereto. Tenant acknowledges that animal laboratory research is not now permitted under the permit from the Town of Needham. The use of any agent or material not referenced in the Biosafety
                    Guidelines, or if referenced in the Biosafety Guidelines which have been amended or modified from time to time, and which impose a risk on the occupants of the Building and Property greater than that permitted pursuant to Biosafety
                    Level 1 and/or Biosafety Level 2 as provided above and as set forth in the Biosafety Guidelines, shall not be permitted except in Landlord's reasonable discretion as determined in Landlord's sole judgment.

Commercial General Liability Insurance Limits:

Bodily Injury and   No less than $1,000,000 per
Property Damage:    occurrence and $2,000,000 in the
                    aggregate for the Premises, with excess
                    coverage as set forth in Section 6.

Tenant's            RRLS: 57.53%
Proportionate
Fraction:           DLS: 11.59%
                    Total: 69.12%

Security Deposit:   $70,251.69; 75% of one twelfth of the sum of the initial
                    Annual Fixed Rent and estimated annual Operating Expenses and Utilities Additional Rent ($598,992 + $77,435 +
                    $447,600.00) to be adjusted at the commencement of the Extension Term to equal 75% of one twelfth of the sum of the then applicable Annual Fixed Rent and estimated annual
                    Operating Expenses and Utilities Additional Rent. Landlord acknowledges that Tenant has previously paid Landlord
                    $12,000 to be applied to the Security Deposit required by this Lease.

     SECTION 1.2. EXHIBITS. The following Exhibits are attached to and incorporated in this Lease:

     Exhibit A:     Plan of Premises
     Exhibit A-l:   Real Property Description
     Exhibit A-2:   Biosafety Guidelines
     Exhibit B:     Existing Equipment
     Exhibit C:     NRC Survey

     Exhibit D:     Trade Fixtures
     Exhibit E:     Omitted
     Exhibit F:     Environmental Report
     Exhibit 5.3    Landlord's estimated budget for 1996 Operating Expenses
     Exhibit 12.2   Form of Subordination, Non-Disturbance and Attornment
                    Agreement
     Exhibit 15.1:  Sketch of Entryway

     SECTION 1.3. PARKING. Tenant, and its employees, agents, contractors, and invitees shall have the right, in common with others, to use 104 parking spaces in the parking lot for the Building.

     SECTION 1.4. SHIPPING AND RECEIVING. Tenant shall have access to the Premises through the common shipping and receiving area marked on Exhibit A, the loading dock in the rear of the Premises, and may use said facilities in common with Landlord, in accordance with all reasonable rules and regulations set forth by Landlord from time to time.


                                    SECTION 2
                                    ---------
                                Premises and Term
                                -----------------

     SECTION 2.1. PREMISES. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, on the terms, covenants and conditions hereinafter set forth and other matters of record, the premises designated in Exhibit A attached hereto and incorporated herein by this reference (the "Premises"), consisting of the Premises Square Footage, as defined in Section 1.1, located in the building at 115-119 Fourth Avenue (the "Building") in the Town of Needham, Norfolk County, Massachusetts 02194, and located on the real property described in Exhibit A-1 attached hereto and incorporated herein (the "Property"), the now-existing equipment, including the Existing Equipment set forth on Exhibit B, and the non-exclusive right to use any common areas designated as such on Exhibit A ("Common Areas"). Landlord hereby represents and warrants to Tenant that it has the full right and authority to lease the Premises and Existing Equipment to Tenant and that no existing contract or obligation between Landlord and any other current or former tenant of the Building will be violated by this Agreement.

     SECTION 2.2. TERM. To have and to hold for an original term beginning on the Commencement Date, and continuing until the Term Expiration Date as said terms are defined in Section 1.1, unless sooner terminated as hereinafter provided.


                                    SECTION 3
                                    ---------
                              Condition of Premises
                              ---------------------

     SECTION 3.1. CONDITION OF PREMISES. Tenant's obligations hereunder shall commence on the Term Commencement Date. Tenant acknowledges that the

Premises, in its "as is" condition, is in good, sanitary and reasonable condition, order and repair and is to the best of Tenant's knowledge and belief in compliance with all laws as of that date. Landlord has no obligation to do any work in the Premises to prepare it for Tenant's occupancy; provided, however, that the foregoing does not release Landlord of its obligations under Sections 8.1, 9.2, 15.1 and 15.2 hereof to be performed after the Commencement Date.

                                    SECTION 4
                                    ---------
                                   Fixed Rent
                                   ----------

     SECTION 4.1. THE FIXED RENT. Tenant shall pay rent to Landlord c/o The Davis Companies, One Appleton Street, Boston, Massachusetts 02116 or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, in monthly installments of one-twelfth of the then applicable Annual Fixed Rent (subject to adjustments pursuant to Section 4.2, without set off or deduction, except as provided herein) in advance on the first day of each calendar month included in the term, and for any portion of a calendar month during the lease term, at that rate payable in advance for such portion.

     SECTION 4.2. EXTENSION TERM RENT. Provided Tenant has timely exercised its extension option as provided herein, the Annual Fixed Rent shall be redetermined as follows:

     (i) On or before April 30, 2001, Landlord shall notify Tenant of the amount which Landlord reasonably believes to be the Market Rent for the Premises (and the allocation of that rent between the RRLS and the DLS) as of April 30, 2002. Unless Tenant notifies Landlord that it does not agree with Landlord's redetermined Annual Fixed Rent, from and after April 30, 2002, the Annual Fixed Rent shall be that amount redetermined by the Landlord.

     (ii) However, if Tenant notifies Landlord on or before May 15, 2001 that Tenant disagrees with the Landlord's redetermination, (such notice is hereinafter referred to as "Tenant's Disagreement Notice") unless Landlord and Tenant otherwise agree in writing, the redetermined Fixed Annual Rent shall be the greater of (x) the sum of (1) $756,427.75 (the then payable Fixed Annual
Rent) plus (2) the annualized amount of the aggregate additional rent then payable monthly for Capital Improvements and Tenant Improvements in accordance with Sections 15.2 and 15.3 hereof or (y)the Market Rent as of April 30, 2002 determined by arbitration in accordance with the terms set forth below in this
Section 4.2:

     (a) Each of Tenant and Landlord shall within the 7 days next after Tenant's Disagreement Notice choose an arbitrator knowledgeable in the field of establishing fair rental values in this area and notify the other of the chosen arbitrator's name, address and phone number;

     (b) The arbitrators selected in accordance with "(a)" above shall select a third arbitrator knowledgeable in the field;

     (c) The selections shall be completed no later than 30 days next after Tenant's Disagreement Notice;

     (d) Within thirty (30) days after their appointment, the arbitrators shall determine the Market Rent for the Premises as of April 30, 2002 (and the allocation of that rent between the RRLS and the DLS) and shall notify Landlord and Tenant of such determination within seven (7) days, which determination (and the allocation of that rent between the RRLS and the DLS) shall be final and binding upon Tenant and Landlord;

     (e) The foregoing arbitration shall be conducted in accordance with the rules of the American Arbitration Association or its successors;

     (f) Landlord and Tenant shall each pay one-half (1/2) of the cost of the arbitration proceedings.

     SECTION 4.3. CONFIRMATION OF EXTENSION TERM RENT. Each of Landlord and Tenant agree to execute and deliver, reasonably after the request of the other, a letter confirming the amount of the Annual Fixed Rent redetermined in accordance with Section 4.2 hereof.



                                    SECTION 5
                                    ---------
                               Operating Expenses
                               ------------------

     SECTION 5.1. PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as Additional Rent, an amount equal to Tenant's Proportionate Fraction of the Operating Expenses defined in Section 5.2.

     SECTION 5.2. DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" shall mean the total costs incurred by Landlord for management, operation and maintenance of the Building and the Property, including without limitation, (i) expenses for insurance, property management, (including, without limitation, a management fee equal to 5% of gross receipts), building maintenance, a percentage of the wages of Landlord's employees directly involved in the maintenance of the Premises based on Landlord's allocation of their services to the Building and Property, landscaping, and Common Area Maintenance, as defined in Section 8.2; (ii) all utilities and services to the Common Areas and Premises, except in the latter instance, to the extent such utilities and services servicing the Premises are separately metered or submetered; (iii) except as provided in Section 9.4 (c), real and personal property taxes and assessments, provided, however, Tenant shall not seek an abatement cr refund of any such taxes or assessments without Landlord's prior written consent; (iv) supplies, equipment utilities and tools used in management operation and Maintenance of the Building that would not generally be capitalized; and (v) capital improvements to the Building, amortized over the useful life of the capital improvement(s); Operating Expenses shall exclude all cleaning and extermination costs relating to the Premises and any other part of the Building, and Tenant acknowledges that Landlord has no obligation to provide cleaning or extermination services to the Premises.

     SECTION 5.3. DETERMINATION OF OPERATING EXPENSES. During the last month of each calendar year of the Lease Term ("Lease Year"), Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. Landlord's estimate of Operating Expenses for 1996 is attached hereto as Exhibit 5.3. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Commencement Date, Tenant shall pay to Landlord 1/12th of Landlord's estimate of the annual Operating Expenses attributable to the Premises, provided however that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times the actual Operating Expenses-vary-or can be reasonably predicted to vary from Landlord's estimate by more than five percent (5%), Landlord shall, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

     SECTION 5.4. FINAL ACCOUNTING FOR LEASE YEAR. Landlord shall deliver to Tenant a statement of Operating Expenses and the cost associated therewith, showing the calculation of Tenant' s Proportionate Fraction of the Operating Expenses for the Lease Year or portion thereof as the case may be, prepared by Landlord from Landlord's books and records. Landlord shall attempt to deliver such statement within 120 days after the close of Landlord's fiscal year end, but any Landlord's delay in delivery of such statement shall not relieve Tenant of its obligations hereunder. If on the basis of such statement Tenant owes or is owed an amount that is more or less than the estimated payments for such calendar year previously made by Tenant, then Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Tenant, at its expense, shall have the right within thirty (30) days from the date of receipt of Landlord's statement and upon reasonable written notice to Landlord, to reasonably review Landlord's books and records relating to the Operating Expenses for the year covered by the statement. Tenant's audit right hereunder shall not limit Tenant's obligation to make all payments of Annual Fixed Rent, Additional Rent and other sums in a timely manner, as set forth in the Lease. Provided Landlord has not sold, assigned, or transferred its interest in the Building or Property, Tenant's Proportionate Fraction in any Lease Year of the portion of the annual Operating Expenses attributable to landscaping; Common Area Maintenance excluding snowplowing and utilities, if any; property management, but excluding property management performed by third parties; and supplies used in the management, operation and maintenance of the Building ("Capped Operating Expenses") shall not exceed an amount equal to Tenant's Proportionate Fraction of the Capped Operating

Expenses in the Base Year increased by ten percent (10%) for each succeeding Lease Year, including the current Lease Year ("Maximum Amount"). The Base Year shall be calendar year 1995. Tenant acknowledges that in the event Tenant's Proportionate Fraction of the Capped Operating Expenses exceed the Maximum Amount in any Lease Year, Landlord may carry the excess forward into the Capped Operating Expenses of any successive year or years of the Lease Term.



                                    SECTION 6
                                    ---------
                                    Insurance
                                    ---------

     SECTION 6.1. TENANT'S INSURANCE. Tenant shall maintain at its own expense throughout the Lease Term the following insurance:

         (a) Commercial general liability (including Contractual Liability) insurance for any injury to person or property occurring on or about or arising out of the Premises, the parking lot and the Common Areas, naming Tenant as an insured,, and as additional insureds Landlord and such persons as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Lease Term, be at least equal to the limits set forth in Section 1;

         (b) Products Liability coverage with limits of not less than $1,000,000.00 each occurrence, naming as insured Tenant, and if available naming as additional insured Landlord and such persons as Landlord shall designate from time to time.

         (c) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises;

         (d) All risk property insurance on a full replacement value basis covering Tenant for its personal property, betterments, and improvements naming Landlord as a loss payee as its interest may appear;

         (e) Intentionally Deleted;

         (f) Excess insurance over item (a) and employees liability of $3,000,000 naming Landlord and such additional persons as Landlord shall designate from time to time as an additional insured; and

         (g) and effective on the first day of the Extension Term, such limits may be increased on the above policies of insurance or additional types of insurance coverage may be required, provided such increased limits or additional policies do not exceed those limits or those policies that may have become standard and commercially reasonable within the industry.

     SECTION 6.2. LANDLORD'S INSURANCE. Landlord shall maintain throughout the Term the following insurance, provided Landlord maintains excess insurance over
Section 6.2(a) of $3,000,000.00:

         (a) Commercial general liability insurance for bodily injury and property damage liability in such amounts and with such deductibles as Landlord may consider appropriate; and

         (b) All risk property insurance on a replacement full value, insuring the Building with such deductibles, if any, as Landlord shall consider appropriate.

         (c) Such other insurance as Landlord considers reasonable and appropriate.

     SECTION 6.3. TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT BY LANDLORD. Notwithstanding any provision to the contrary, Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance to the extent attributable to any special endorsement or increase in premium resulting from the use, business or operations of Tenant or any special or extraordinary hazards resulting therefrom. Landlord acknowledges that to the best of Landlord's knowledge and belief, the Permitted Uses, as defined in Section 1.1 of the Lease, will not require any special endorsement or increase in premium effective on the Commencement Date.

     SECTION 6.4. REQUIREMENTS APPLICABLE TO INSURANCE POLICIES. All policies for insurance required under the provisions of Section 6.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies there for prior to the beginning of the Commencement Date and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable and shall not be changed materially with respect to the interest of Landlord and such mortgagees without at least thirty
(30) days' prior written notice thereto. In the event Tenant fails to produce certificates of all such insurance and/or copies of the policies therefore prior to the Commencement Date or within ten (10) days of written demand by Landlord, Landlord may at its option obtain all or a portion of the insurance coverage required of Tenant as set forth in Section 6.1, and all costs and expenses incurred by Landlord, including reasonable attorneys' and consulting fees pursuant thereto shall be paid by Tenant to Landlord immediately on demand.

     SECTION 6.5. WAIVER OF SUBROGATION. Each party, on behalf of itself and its insurers, waives all rights of recovery and subrogation against the other for loss to the extent such loss is actually recovered or recoverable from the waiving party's insurance if such waiver is allowed by such insurance.

                                       l0



                                    SECTION 7
                                    ---------
                                    Utilities
                                    ---------

     SECTION 7.1. UTILITIES. Tenant shall pay to Landlord as Additional Rent, all charges for water, sewer, gas, electricity and other utilities or services used or consumed by Tenant in the Building, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, which Landlord in its discretion has caused to be separately metered or submetered during the term of the Lease. Such charges shall be paid within thirty (30) days of receipt of Landlord's invoice therefor. In the event that Tenant receives a bill for any of the above charges directly from a utility company, then Tenant shall pay the amount owing directly to such utility company, and upon request shall forward copies of the paid invoices to Landlord. In the event that any of such utilities or services shall not be separately metered or submetered, then Tenant shall pay to Landlord as Additional Rent, its proportionate fraction of such charges as reasonably estimated by Landlord; provided that if any of such utilities or services are provided to less than all of the rentable space in the Building or if Tenant's use of any of such utilities or services shall be disproportionate more or less, Tenant shall pay such share of the same as Landlord may reasonably consider appropriate, based on an allocation of utility use prepared by a consultant retained by Landlord. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises unless due to Landlord's failure to timely pay for such utilities (if Landlord is obligated to do so by the terms of this Lease) after having received timely payment for such utilities from Tenant (if Tenant is obligated to do so by the terms of this Lease).


                                    SECTION 8
                                    ---------
                              Landlord's Covenants
                              --------------------

     SECTION 8.1. BUILDING MAINTENANCE. Landlord shall maintain and repair the exterior walls (exclusive of interior glass and doors in the Premises and exclusive of the interior surfaces of the exterior walls in the Premises, all of which Tenant shall maintain and repair), roof, foundation, structural supports of the Building, Common Areas, and the portion of the Building heating, plumbing, electrical, air-conditioning and mechanical systems and equipment located outside the Premises, except any part of such systems which serve exclusively the Premises. The cost of all work performed by Landlord under this
Section 8.1 and Section 8.2 below shall be an Operating Expense hereunder, except to the extent such work is (i) a service to Tenant or is work for which Landlord has the right to receive full reimbursement from Tenant, (ii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees, (iii) a service to other tenants or is work for which Landlord has the right to receive full reimbursement from other tenants, or (iv) is work servicing the interior, nonstructural portion of the Building exclusively occupied by Landlord ("Landlord's Premises"), and the portion of the Building heating, plumbing, electrical, air conditioning and mechanical systems which exclusively serve Landlord's Premises. Tenant shall bear the full-cost of-any and all work relating to Section 8.1 (i) and (ii).

     SECTION 8.2. COMMON AREA MAINTENANCE. Landlord shall maintain and repair the Common Areas of the Building and Property, including without limitation the parking lot, and shall provide snowplowing for the same.


                                    SECTION 9
                                    ---------
                               Tenant's Covenants
                               ------------------

     SECTION 9.1. USE. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefore at Tenant's sole expense.

     SECTION 9.2. REPAIR AND MAINTENANCE. Tenant shall maintain in good order, condition and repair the Premises, and every part thereof, including the signs, interior, the face of the ceiling over Tenant's floor space, mechanical systems and utility lines located in the Premises, and other equipment and systems, wherever located, exclusively serving the Premises, all doors, door checks, interior windows and plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces located in the Premises and all other interior repairs, foreseen and unforeseen, as required. Tenant shall maintain the Premises in such condition as it is on the Commencement Date or may be put in during the Lease Term, reasonable use and wear and damage by fire or other casualty required to be insured against only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises and shall arrange for and be responsible for all of the costs of a trash and rubbish removal service in connection with Tenant's use of the Premises, including without limitation the removal by a licensed organization of biological, medical or hazardous substances, all in compliance with all laws, rules and regulations. Tenant shall maintain in good order, condition and repair the hereinafter described five (5) HVAC systems and boiler exclusively serving the Premises, and any replacements thereof, whether in whole or in part: (a) Worthington Package Unit Model #ULH150003U, Serial #74F68A32; (b) Worthington Package Unit Model #ULH150003U, Serial #74F67G427; (c) Split Trane Unit, with air handler, Serial #KOK191723, located in the second floor mechanical room, and two condenser units, Serial #'s 621640COK08217 and 621640COK08216, located at pads at the rear of the Building; (d) the Worthington 50 Ton, Split Unit, with air handler located in the overhead in the first floor mechanical room (next to office area), and Trane condenser Model #RAUB0251BD11B, Serial #J84681582 located on the roof, serving the first floor office area, the cafeteria and the old kitchen area; (e) the Carrier "Weather Maker" air handler Model #40RR-024-0, Serial #2594F01837 located in the overhead of the first floor mechanical room, and Carrier "Weather Maker" condenser Model #38AH-054-600, Serial #1795F45006 located on the roof; and (f) the 8-section gas fired H.B. Smith hot water boiler, Model #350, Cover #3006 and Inspection #W8051, with two TACO circulating pumps.

Notwithstanding the foregoing, before proceeding with any Capital Replacement (as hereinafter defined), the Tenant shall first notify Landlord in writing reasonably describing the necessary system repair or equipment replacement and requesting the Landlord's consent to designate such repair or replacement a Capital Replacement. Any such request shall be accompanied by a proposal for replacement from a company reasonably acceptable to Landlord indicating the work to be done and that the price of such work qualifies it monetarily as a Capital Replacement. Upon receipt of such a request and proposal, Landlord will not unreasonably withhold or delay its consent to the designation of such replacement as a Capital Replacement, unless only the replacement is necessitated by Tenant's intentionally tortuous or negligent act. As used herein, the term "Capital Replacement" shall mean any Landlord approved (i) replacement of any of the above-listed HVAC equipment which can not be repaired, the cost of which on a per incident basis exceeds $10,000 or (ii) repair or replacement of (x) any sewer or drain lines under the first floor slab or (y) the main electrical service from the street to the switch gear, the cost of either of which on a per incident basis exceeds $10,000. Landlord shall reimburse Tenant for the cost of any Capital Replacement in excess of $10,000 reasonably after Landlord receives and confirms Tenant's certification to Landlord that such Capital Replacement has been completed and fully paid for. Notwithstanding the foregoing, Landlord and Tenant agree that the two HVAC systems referenced in clauses (a) and (b) need to be replaced before the next cooling season. Landlord agrees that the replacement of those two HVAC systems shall constitute a Capital Replacement and agrees to reimburse Tenant for the cost of such Capital Replacement, but not in excess of $20,000, reasonably after Landlord receives and confirms Tenant's certification to Landlord that such Capital Replacement has been completed and fully paid for. The reimbursed cost of any Capital Replacement shall be pro rated over the useful life of the replaced item, as determined by general accounting principles, consistently applied, and such cost shall be included as one of the Operating Expenses.

     SECTION 9.3. COMPLIANCE WITH LAW AND INSURANCE REQUIREMENTS. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall make all repairs alterations, additions or replacements to the Premises required-by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall notify Landlord of any incident which would require the filing of a notice under any Environmental Law, as hereinafter defined, and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

     Landlord may if it so elects, after reasonable advance notice (which in no event, need exceed 48 hours advance notice), make any of the repairs, alterations, additions or replacements referred to in Section 9.3 which affect the Premises, the Building, or Property which remain undone after 15 days' notice (except that no notice shall be required in an emergency), and Tenant shall reimburse Landlord for the cost thereof on demand.

     Tenant will provide Landlord, from time to time upon Landlord's reasonable request, with reasonable records and information specifically identifying any medical or biological material, or Hazardous Substance, as hereinafter defined, generated, used, stored or disposed of on the Premises by Tenant.

     Landlord shall have the right to make such inspections as Landlord shall elect from time to time upon reasonable prior notice and at reasonable times in light of the circumstances surrounding said inspection, to determine if Tenant is complying with this Section. Tenant shall bear the cost of such inspection in the event the inspection reveals any material incident(s) of noncompliance.

     Tenant shall comply promptly with the recommendations of any insurer of Landlord or Tenant, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

     SECTION 9.4. ALTERATIONS AND IMPROVEMENTS.

     (a) Tenant shall not make any structural or non-structural installations, alterations, additions or improvements in or to the Premises, other than interior non-structural alterations costing less than ten thousand dollars ($10,000.00) per expenditure, without on each occasion obtaining the prior written consent of Landlord. Any such work so approved by Landlord shall be performed (i) in a good and workmanlike manner employing materials of good quality; (ii) so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements; (iii) in accordance with plans and specifications approved by Landlord; and (iv) in accordance with the terms of the Lease. All plans, specifications and drawings of any installations, alterations, additions or improvements in excess of $10,000.00 per expenditure or which require permits and/or licenses shall be, unless otherwise agreed to by the Landlord, prepared or certified by a licensed architect at Tenant's expense and submitted to Landlord ("Certified Plans"). Plans, specifications and drawings of interior non-structural alterations costing less than $10,000.00 per expenditure which do not require permits or licenses may be prepared by Tenant's designee, provided Tenant's designee submits said plans, drawings and specifications to Landlord's designee for review but not approval prior to construction. Landlord may approve the Certified Plans in its reasonable discretion, within thirty (30) days of submission, unless any delay is caused by Tenant or its employees, agents, or contractors. Any Certified Plans not disapproved in whole or part within 30 days after date of submission, if not disapproved in whole or in part within 7 days thereafter after Tenant's second request to Landlord for approval noting, among other things, that the Certified Plans will be deemed approved if not disapproved in whole or in part within 7 days, shall be deemed approved. At the time of Landlord's approval of the Certified Plans, Landlord shall designate the nonstructural alterations installations, additions or improvements which may be removed by Tenant upon the termination of the Lease in accordance with Section
9.9. Tenant shall procure at Tenant's sole expense all necessary. permits and licenses before undertaking any work on the Premises. Any building permit or certificate of occupancy applied for by Tenant must be also signed by Landlord before submission to a government authority. Tenant shall keep the Premises at all times free of liens for labor and material. Tenant shall employ for such work only contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Sections 1, but excluding excess coverage as set forth in Section 6.1(f) and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall hold Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

     (b) Notwithstanding the foregoing, with Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, Tenant may make any nonstructural alterations or improvements to the portion of the Premises designated as the Pilot Lab on Exhibit A which do not adversely affect the Building's structure or electrical, plumbing or HVAC systems. The waiver of the requirement for Landlord's approval under this Section 9.4(b) shall not relieve Tenant from its obligation to comply with all other conditions of Section 9.4.

     (c) Tenant shall pay to Landlord upon request, any increase in real property taxes or assessments imposed on Landlord by the Town of Needham or any governmental, quasi-governmental, or municipal body, or any alteration, addition, or improvement installed by Tenant pursuant to this Section 9.4. To the extent available, Landlord shall provide Tenant with documentation evidencing the basis for any tax increase or assessment. Tenant shall not approach the Town of Needham or any governmental, quasi-governmental, or municipal body with respect to such real property taxes or assessments without Landlord's prior written consent following thirty (30) days prior written notice.

     SECTION 9.5. INDEMNITY. At Landlord's option, either the Landlord shall defend with all costs reimbursed by Tenant, or Tenant shall defend, with counsel approved by Landlord, which approval shall not be unreasonably withheld or delayed, all actions against Landlord, or any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, and holders of mortgages secured by the Building (collectively, the "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in, about or upon the Premises or resulting from the use, condition or occupancy of the Premises unless caused solely by the negligence of any Indemnified Party or its servants or agents, (b) violation of this Lease by Tenant, (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, subtenants or invitees.

     SECTION 9.6. LANDLORD'S RIGHT TO ENTER. Tenant shall permit Landlord and its agents to enter into the Premises, including without limitation access to the roof, corridors, elevator, and mechanical rooms (provided, however, that as concerns the Lab Space, such access shall occur only after reasonable notice, which in no event need exceed 48 hours advance notice, and provided further that no advance notice is required in the event of an emergency) to examine the Premises, make such repairs and replacements as Landlord may elect pursuant to this Lease, cure any default hereunder, and upon reasonable notice by Landlord to show the Premises to prospective purchasers, brokers and lenders, and for other reasonable purposes and, during the last year of the term, to show the Premises to prospective tenants and others and to keep affixed in suitable places notices of availability of the Premises.

     SECTION 9.7. PERSONAL PROPERTY AT TENANT'S RISK. All furnishings, Trade Fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, except only the Landlord's gross negligence, no part of said loss or damage shall be charged to or to be borne by Landlord. Tenant shall insure Tenant's personal property.

     SECTION 9.8. PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 11.4.

     SECTION 9.9. YIELD UP.

     (a) At the expiration of the term or earlier termination of this Lease, Tenant may in its discretion (i) remove all of its personal property not Trade Fixtures (as defined in 9.9(b)) and its Trade Fixtures and (ii) remove non structural alterations and improvements in the Premises, provided Tenant has obtained Landlord's written consent to removal thereof pursuant to Section 9.4
(a), installed by Tenant pursuant to Section 9.4(a), but in any event at the expiration of the term or earlier termination of this Lease, Tenant shall (iii) surrender all keys to the Premises; (iv) remove Tenant's personal property in the Premises; (v) [Intentionally deleted]; (vi) remove all Tenant's signs wherever located; (vii) repair all damage caused by any removal permitted or required under Section 9.9(a) (i), (ii), (iv) and (vi), and cap off any open utility lines;

and (viii) yield up the Premises (including all other alterations, additions and improvements pursuant to Section 9.4 made by Tenant) in broom-clean condition and in the same condition as the Premises were in on the Commencement Date and as hereafter improved, reasonable wear and tear excepted, and in compliance with all laws, in which Tenant is obliged to keep and maintain the Premises under this Lease. In order to insure compliance with the terms of this subsection, Tenant, no more than 30 days prior to the end of the term or earlier termination of this Lease, shall cause to be performed, at Tenant's sole expense and by an engineering company satisfactory to Landlord, an NRC close-out survey similar to the survey, described in Exhibit C. If such survey discloses any contamination which is not of a generally acceptable level, Tenant, at its sole expense, shall cause such contamination to be remedied in a manner reasonably satisfactory to Landlord. Any property not so removed shall be deemed abandoned following the failure to remove such property after ten (10) days and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition (net of any net receipts from disposition after removal, without implying any duty on Landlord to obtain or attempt to obtain any disposition proceeds) and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.9.

     (b) For purposes of this Lease, "Trade Fixtures" shall mean the affixed equipment and fixtures listed on Exhibit D, attached hereto and made a part hereof, and as amended from time to time by mutual written agreement.

     SECTION 9.10. LANDLORD'S EXPENSES RE CONSENTS. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

     SECTION 9.11. RULES AND REGULATIONS. Upon notice thereof, Tenant shall comply with such reasonable Rules and Regulations applicable to the Building and Property generally as may be adopted and posted on the Building from time to time by Landlord to provide for the beneficial operation of the Building and Property, including without limitation rules relating to the security of the Premises, the Building and Property and any security system implemented by Landlord.

     SECTION 9.12. HOLDING OVER. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's consent, Tenant shall pay Landlord a use and occupancy charge at double the monthly rate of Annual Fixed Rent specified in Section 1 for the time Tenant thus remains in possession and, in addition thereto, shall pay Landlord for all damages, excluding consequential and indirect damages, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

     SECTION 9.13. ASSIGNMENT: SUBLETTING AND CHANGE OF CONTROL.

     (a) Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease (which term shall be deemed to include the granting of concessions and licenses and the like), all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant.

     Without limiting the generality of the foregoing, any of the following events with respect to Tenant (or its assignee, as permitted hereunder), occurring in a series of one or more transactions, shall be deemed an assignment for the purposes of this Lease, and shall require Landlord's prior written consent, which may be withheld in Landlord's reasonable discretion as determined in Landlord's sole judgment: (i) dissolution; (ii) reorganization; (iii) [Intentionally deleted] or (iv) [Intentionally Deleted].

     A Permitted Merger and/or Consolidation, as hereinafter defined with respect to Tenant (or its assignee permitted hereunder) shall not be deemed an assignment for purposes of this Lease. Tenant acknowledges that mergers and/or consolidations affecting Tenant, or its assignee permitted hereunder, that do not satisfy the following definitions shall be prohibited as assignments that shall require Landlord's prior written consent, which may be withheld in its reasonable discretion as determined in Landlord's sole judgment. For purposes of this Section, a Permitted Merger and/or Consolidation shall be deemed to occur if Tenant merges and/or consolidates with or into, any individual or entity assuming all the obligations of Tenant herein, the net worth of the surviving individual or entity remaining bound hereunder equals or exceeds the Tenant's Net Worth, as hereinafter defined, on a pro forma basis after giving effect to such merger or consolidation, and at all times during the Lease Term, the total sum of the surviving individual's or entity's unpledged and unrestricted cash, marketable securities and available but unused lines of credit shall not be less than $3,000,000.00, provided however, that Landlord shall waive the surviving individual's or entity's credit obligation as provided above upon the commencement of year 6 of the Lease Term, and thereafter, provided the surviving individual or entity is not in default beyond the expiration of applicable grace periods under the Lease. At any time during the Lease Term that the surviving individual or entity is not a public company, Landlord, at its expense and upon reasonable notice, shall have the right from time to time to audit the surviving individual's or entity's books and records relating to the surviving individual's or entity's financial statements certified by the surviving individual or an officer of the surviving entity to determine the extent of the surviving individual's or entity's compliance with this Section; provided, however, that Landlord shall not exercise the audit rights herein granted more than once per year without cause prior to an event of default. The surviving individual's or entity's failure to comply with this Section shall be deemed an event of default pursuant to Section 11. "Tenant's Net Worth" shall mean Tenant's shareholders' equity as reported in Tenant's Form 10-Q report dated nearest to, but not later than the Commencement Date.

     (b) Tenant may assign or transfer its interest hereunder to Tenant's Subsidiary, as hereinafter defined, without Landlord's prior written consent. Subsidiary shall be defined as any entity which directly or indirectly, is controlled by Tenant solely by virtue of Tenant being the beneficial owner of 51% or more of Tenant's outstanding common stock or other equity interests.

     (c) In the event of any assignment or transfer pursuant to Section 9.13 (a) or (b), Tenant shall not be relieved of any of its obligations or liabilities hereunder and shall indemnify and hold harmless Landlord from and against any and all liabilities, damages, suits, actions, expenses and costs incurred by Landlord arising from the breach of the conditions of the Lease by Tenant's assignee or successor in interest or its employees, contractors, assigns, agents and invitees. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord at its sole discretion shall be void. No assignment, transfer, mortgage, grant of, security interest, sublease or other encumbrance whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor.

     (d) Landlord may sell, assign, transfer, mortgage, lease, or pledge or grant a security interest with respect to all or any portion of Landlord's interest in the Premises, Building or Property, without restriction. Nothing herein shall prohibit Tenant from collaterally assigning its leasehold interest in the Premises for financing purposes, subject to Landlord's prior written consent, which may be withheld in Landlord's reasonable discretion.

     (e) Notwithstanding the foregoing, Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of a portion not in excess of one half of the Premises, provided that the sublessee and the terms of the sublease are reasonably satisfactory to the Landlord and its mortgagees, that the sublessee's proposed use is an allowed use, that the proposed use is consistent with other tenant uses in the Building and that Tenant and such sublessee execute and deliver to Landlord an agreement satisfactory to Landlord and its mortgagees confirming, among other things, that Tenant remains primarily liable for all the tenant payment and performance obligations under the Lease and that upon termination of the Lease, the sublease shall also terminate, unless only Landlord elects not to have such sublease terminate, in which event the subtenant shall attorn to Landlord on all the terms and conditions of the sublease.

     SECTION 9.14. OVERLOADING AND NUISANCE. Tenant shall not injure, overload, waste, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

     SECTION 9.15. TENANT'S CREDIT OBLIGATIONS.

     (a) At all times during the Lease Term, the total sum of Tenant's unpledged and unrestricted cash, marketable securities and available but unused lines of credit shall not be less than $3,000,000.00, provided however, that Landlord shall waive Tenant's credit obligation as provided above upon the commencement of year 6 of the Lease Term, and thereafter, provided Tenant is not in default beyond the expiration of applicable grace periods under the Lease. At any time during the Lease Term that Tenant is not a public company, Landlord, at its expense and upon reasonable notice, shall have the right from time to time to audit Tenant's books and records relating to Tenant's financial statements certified by an officer of Tenant to determine the extent of Tenant's compliance with this Section 9.15(a); provided, however, that Landlord shall not exercise the audit rights herein granted more than once per year without cause prior to an event of default. Tenant's failure to comply with this Section 9.15 shall be deemed an event of default pursuant to Section 11.

     (b) In each year of the Lease Term, Tenant shall send a balance sheet, income statement and statement of changes in financial position to Landlord within fifty (50) days of the end of each of the first three fiscal quarters in Tenant's Fiscal Year and audited Financial Statements within one hundred and five (105) days after the end of the Tenant's Fiscal Year, which period may be extended by Tenant for five (5) additional days if Tenant has filed an extension with the Securities Exchange Commission.

     SECTION 9.16. SIGNS. No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior of the building (including Tenant's windows and doors) without the prior written approval of Landlord, which shall not be unreasonably withheld or delayed. Further, any such sign, advertisement or notice shall be constructed and maintained by Tenant in conformity with any applicable zoning ordinances. Landlord agrees to existing signage.

                                   SECTION 10
                                   ----------
                               Casualty or Taking
                               ------------------

     SECTION 10.1. TERMINATION. In the event that greater than twenty-five (25%) percent of the Building shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by Landlord effective on the effective date of the Taking. In the event that the Premises or the Building shall be destroyed or damaged by fire or casualty (a "Casualty") and if Landlord's architect, engineer or contractor shall determine that it will require in excess of 360 days from the date of the Casualty to restore the Premises or the Building, this Lease may be terminated by Landlord by notice to Tenant. In the case of a Taking or Casualty, Landlord's election shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after Landlord receives notice of the Taking or Casualty.

     SECTION 10.2. RESTORATION. In the event of a Taking or a Casualty, if Landlord fails to exercise the election to terminate provided in Section 10.1, this Lease shall continue in force and a just proportion of the Annual Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, shall be abated from the date of the Casualty or Taking until the Premises, or what may remain thereof, shall be put by Landlord in the same condition for use as of the Commencement Date hereof, as it may have been improved hereafter as provided in Section 15 hereof, subject to zoning and building laws or ordinances then in existence, which, unless Landlord has exercised its option to terminate pursuant to Section 10.1, Landlord covenants to do with reasonable diligence at Landlord's expense. Prior to the commencement of restoration, Landlord's architect will represent to Tenant that Landlord's net insurance proceeds are sufficient to complete the restoration in accordance with the terms of this Lease. In the event Landlord fails to complete the restoration within 360 days from the date of Taking or Casualty, or following Landlord's failure to commence restoration within 150 days of the Taking or Casualty or following Landlord's failure to continue restoration for ninety (90) consecutive days, unless Landlord's delay under any of these circumstances arises from events beyond Landlord's control as set forth in
Section 14.5 or is caused by Tenant, Tenant may terminate this Lease upon thirty
(30) days prior written notice to Landlord. Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

     SECTION 10.3. AWARD. In the case of a Casualty or Taking, irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except with respect to an award which provides a specific apportionment to Tenant. In the case of a Casualty or Taking, Tenant hereby assigns to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time reasonably request, except as provided in this Section 10.3.


                                   SECTION 11
                                   ----------
                                    Default
                                    -------

     SECTION 11.1. EVENTS OF DEFAULT. The following events shall be deemed to be events of default under this Lease:

     (a) if Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent, Additional Rent, or any other sum payable hereunder and if such default shall continue for five (5) days following receipt of written notice from Landlord; or

     (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults, Tenant has not fully corrected the default or defaults so specified, or Tenant has not to Landlord's satisfaction diligently pursued such correction to completion; or

     (c) if any assignment for the benefit of creditors shall be made by Tenant; or

     (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant; or

     (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within twenty (20) days thereafter unless Tenant posts a bond satisfactory to Landlord; or

     (f) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

     (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter; or

     (h) if within ten (10) days after a violation of either the Permitted Uses section or any provision in Section 13 titled "Environmental Compliance"; or

     (i) if Tenant fails to comply with Section 9.15 (a) within five (5) days following written notice of default from Landlord;

     (j) if Tenant fails to comply with Section 9.3 within thirty (30) days, or such longer period as determined by Landlord using reasonable discretion in Landlord's sole judgment, after notice from Landlord to Tenant specifying a default;

then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law, forcibly, if necessary, enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

     SECTION 11.2. REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the present value, utilizing the reference rate set by Chemical Bank, NA, headquartered in New York City, New York at the time of default, of the excess of the total rent reserved for the residue of the Lease Term over the fair market rental value of the Premises for the residue of the Lease Term. In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent, Operating Expenses and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. Alternatively, at Landlord's election, Tenant shall pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Landlord shall use reasonable efforts as determined in Landlord's sole judgment to mitigate damages, and Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's reasonable option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     SECTION 11.3. REMEDIES CUMULATIVE. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all rights and remedies may be exercised at the same time to the extent permitted by law.

     SECTION 11.4. RIGHT TO CURE DEFAULTS. At any time following thirty (30) days' prior notice to Tenant (except in cases of emergency, noncompliance with laws, or health hazards as determined by Landlord when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of reimbursement by Tenant.

     At any time following thirty (30) days' prior written notice to Landlord, Tenant may cure any default by Landlord under this Lease, provided Landlord has failed to cure or commence to cure said default. All reasonable costs and expenses incurred by Tenant, including reasonable attorneys' fees, in curing a default may be offset by Tenant against Fixed Annual Rent.

     SECTION 11.5. EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination.

     SECTION 11.6. NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

     SECTION 11.7. INTEREST ON OVERDUE SUMS. If Tenant fails to pay any payments of Annual Fixed Rent or Additional Rent arising pursuant to Section 5 within 5 days of the due date thereof (i.e., the due date set forth in the Lease, disregarding any requirement of notice from Landlord or any period of grace allowed to Tenant as set forth in Section 11.1 (a), an amount equaling the greater of (i) the unpaid amount plus interest at a variable rate equal to two (2%) percent in excess of the base rate (prime rate) of Chemical Bank, NA, headquartered in New York City, New York, from time to time in effect (the "Delinquency Rate") commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid; or
(ii) $500.00 shall be immediately due and payable from Tenant to Landlord. If Tenant fails to pay any other sum payable by Tenant to Landlord under the Lease by the due date, as provided above, Tenant shall pay an amount equaling the unpaid amount plus interest at the Delinquency Rate commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such interest rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.



                                   SECTION 12
                                   ----------
                                    Mortgages
                                    ---------

     SECTION 12.1. RIGHTS OF MORTGAGE HOLDERS. No Annual Fixed Rent, Additional Rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given written notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall not, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be remedied.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease, provided such purchaser recognizes Tenant.

     SECTION 12.2. SUBORDINATION OF LEASE. Upon not less than five (5) business days' prior notice by Landlord, Tenant shall execute and deliver a Subordination, Non-Disturbance and Attornment Agreement in form as attached hereto as Exhibit 12.2 (the "SNDA"). Upon execution and delivery of the Tenant-signed SNDA by Landlord and the holder of the applicable lender interest, this Lease shall be subject to and subordinate to any mortgage, deed of trust, sale/leaseback transaction or any transaction now or hereafter placed upon the Building, the Property, or both, and the rights of any assignee of Landlord or mortgagee, trustee, beneficiary, landlord or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee, beneficiary, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, leaseback lease or other security arrangement and gives notice thereof to Tenant at any time, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof, provided any such mortgagee, trustee, beneficiary, sale/leaseback lessor or assignee recognizes Tenant and the terms of this Lease, and in such event, this Lease shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Building and Property at any foreclosure sale. Tenant agrees to execute and deliver any appropriate instruments in the holder's customary form necessary to carry out the agreements contained in this Section 12.2.

     SECTION 12.3. ESTOPPEL CERTIFICATE. Upon not less than five (5) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent, Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent, and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) (hereinafter "Estoppel Certificate"). Any Estoppel Certificate delivered by Tenant pursuant to this Section 12.3 may be relied upon by any prospective purchaser or mortgagee of the Building. Upon not less than five (5) business days' prior written notice by Tenant, Landlord shall execute, acknowledge and deliver an Estoppel Certificate to Tenant.

                                   SECTION 13
                                   ----------
                            Environmental Compliance
                            ------------------------

     SECTION 13.1 DEFINITIONS.

         (1) "Environment" means any surface or subsurface water, water vapor, surface or subsurface land, air, fish, wildlife, micro-organisms and all other natural resources.

         (2) "Environmental Law" means any and all federal, state, local and foreign laws, regulations, rules, bylaws, ordinances, permits (including without limitation, authorizations, approvals, registrations and licenses, collectively, "Permits"), administrative orders, judicial decisions or the like (all, collectively, "Laws") relating to (1) pollution or protection of the Environment, natural resources or human health from any Hazardous Substance or
(2) nuisance, trespass or "toxic tort," so called, including, without limitation, Laws relating to emissions, discharges releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, presence, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance.

         (3) "Hazardous Substance" means any chemical, pollutant, containment, waste (including without limitation, toxic, hazardous, infectious, sanitary, Solid, radioactive and petroleum waste, collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, radioactive material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any Environmental Law.

         (4) "Premises" for purposes of this Section 13 means the land surface and the entire subsurface of soil, sand, gravel, stone and rock, all surface water and subsurface water, whether flowing or stagnant, the ambient air, and all structures, fixtures and buildings located, situated or erected on the Property, Building, and Premises, and all machinery and equipment located at or in connection with any such structure.

         (5) "Release" means any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling into the Environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

     SECTION 13.2 INDEMNITY. Lessor and Lessee shall each indemnify, defend with counsel reasonably acceptable to the other and hold the other, and any mortgagee of the Building, fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys fees, consultants' fees, laboratory fees and clean up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any Hazardous Substance on the Premises or the Property arising from the action or negligence of the party against whom indemnity is sought, its officers, employees, contractors, agents and invitees (collectively, "Indemnitor"), or arising out of the generation, storage, treatment, handling, transportation, disposal or release by Indemnitor of any Hazardous Substance at or near the Premises or the Property, and (ii) any violation(s) by Indemnitor of any applicable law regarding Hazardous Substances or the operation of the Premises or the Property. This hold harmless and indemnity shall not include consequential damage or damage to or loss of personal property.

     SECTION 13.3 PREEXISTING CONDITION. Exhibit F identifies the most recent level of the groundwater contamination in the exterior wells on the Property, as determined by Landlord's environmental engineer.


                                   SECTION 14
                                   ----------
                                  Miscellaneous
                                  -------------

     SECTION 14.1. NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, and, if to Landlord, at the Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant with a copy to Gary P. Lilienthal, Esquire, Bernkopf, Goodman & Baseman, 125 Summer Street, Boston, Massachusetts. Any notice shall be deemed duly given when delivered or tendered for delivery at such address.

     SECTION 14.2. QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     SECTION 14.3. LEASE NOT TO BE RECORDED: NOTICE OF LEASE. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven (7) years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

     SECTION 14.4. BIND AND INURE: LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

     SECTION 14.5. ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     SECTION 14.6. BROKERAGE. Tenant and Landlord warrant and represent to each other that neither party has had any dealings with any broker or agent in connection with this Lease and covenants to defend with counsel approved by the other, and will hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent.

     SECTION 14.7. MISCELLANEOUS. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

     SECTION 14.8. SECURITY DEPOSIT. Tenant shall pay the Security Deposit simultaneously with execution of this Lease. The Security Deposit will be held by Landlord, as security and without any obligation to segregate the Security Deposit from other funds held by Landlord, for and during the Lease Term, which deposit shall be returned to Tenant, within thirty (30) days after the expiration of the Lease Term provided there exists no breach of any undertaking of Tenant. Landlord may apply all or part of the Security Deposit to an obligation of Tenant hereunder, whereupon Tenant shall immediately upon request by Landlord restore the Security Deposit to the then applicable fully-funded amount, except for any portion of the Security Deposit taken or applied by Landlord pursuant to Section 9.4(d). Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Provided that Landlord gives Tenant notice of the name of such grantee or transferee, upon any proper conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery and upon confirmation of receipt thereof by Landlord's grantee or transferee, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees.


                                   SECTION 15
                                   ----------
                                  Improvements
                                  ------------

     SECTION 15.1. ENTRYWAY. Landlord agrees to install (i) a new front entry to the Premises in accordance with the sketch attached hereto as Exhibit 15.1 and
(ii) two shower stalls in the first floor bathroom, on or before the date six months after the Commencement Date.

     SECTION 15.2. CAPITAL IMPROVEMENTS.

     (a)     In addition to the new front entry and shower stalls referenced in
Section 15.1, Landlord agrees to invest approximately $100,000.00 in Capital Improvements to the Building. Landlord agrees to solicit Tenant's suggestions on which Capital Improvements shall be made to the Building and to consider Tenant's input when deciding which improvements to fund; however, Landlord shall have the final choice over which Capital Improvements shall be made. Notwithstanding the foregoing, Landlord and Tenant shall reasonably agree on such Capital Improvements, and Landlord agrees to implement such Capital Improvements with the six months next following the date that Landlord and Tenant agree upon the Capital Improvements to be made. In addition to sums otherwise payable under this Lease, Tenant agrees that Tenant shall pay Landlord additional rent each month associated with the Capital Improvements. The amount of such additional rent shall be determined, and redetermined monthly, as necessary, by Landlord as the Capital Improvements are completed, and shall be equal to that monthly payment that would be required to amortize a loan on a self-liquidating basis, which loan has as its initial principal balance the amount of substantially completed Capital Improvements (less any amortized principal from prior payments, if any), an interest rate of 12% per year, and a term equal to the term of the Lease remaining from and after the date on which the first loan payment in the redetermined amount is payable.

     (b) If the Lease is terminated earlier than April 30, 2002, whether at Tenant's election or for any other reason, upon such termination there shall be immediately due and payable as additional rent, an amount equal to the aggregate unamortized amount of Capital Improvements.

     SECTION 15.3. TENANT IMPROVEMENTS.

     (a) As part of any alterations and improvements to be made by the Tenant in accordance with Section 9.4 hereof, Tenant may first seek Landlord's consent to deem such improvements "Qualified Tenant Improvements," all as hereinafter provided. Upon completion of a Qualified Tenant Improvement, Tenant shall be entitled to reimbursement of 50% of the cost thereof from Landlord. A "Qualified Tenant

Improvement" shall be a tenant improvement that, in the Landlord's reasonable discretion, will add future value to the Premises and is not in any material manner an improvement specific to the Tenant's permitted use or that would be required to be demolished or removed upon termination of this Lease. In addition, no tenant improvement shall be deemed a "Qualified Tenant Improvement" unless and until the Tenant has provided the Landlord with reasonable plans and specifications for improvements, including the estimated cost thereof (including the allocation of the cost between the RRLS and the DLS), and Landlord has confirmed in writing that such improvements at such cost may be considered "Qualified Tenant Improvements". The requirement to submit plans, specifications and pricing shall be a prerequisite to classification as "Qualified Tenant Improvements" notwithstanding anything in Section 9.4 to the contrary concerning improvements or alterations costing less than $10,000.00.

     (b) Tenant agrees that from and after the date of Landlord's reimbursement of all or any portion of the Qualified Tenant Improvements, Tenant shall pay to Landlord additional rent each month together with the other rent payable under this Lease. The amount of such additional rent shall be determined for each reimbursed Qualified Tenant Improvement and aggregated for all such reimbursed Qualified Tenant Improvements, and shall be equal to that monthly payment that would be required to amortize a loan on a self-liquidating basis, which loan has as its initial principal balance the amount reimbursed (less any amortized principal from prior payments, if any), an interest rate of 12% per year, and a term equal to the remaining term of the Lease.

     (c) Landlord shall not be required to reimburse any amount of Qualified Tenant Improvements prior to August 1, 1996. Thereafter, the aggregate amount available for reimbursement (the "Reimbursement Limit") will be $100,000.00 until such time (the "Increase Event") if at all, as Tenant demonstrates to Landlord's reasonable satisfaction, based upon quarterly operating reports certified by Tenant's CPAs, that the total sum of Tenant's unpledged and unrestricted cash and marketable securities has for each of such two consecutive business quarters equaled or exceeded 300% of the difference between annualized cash receipts and annualized short term expenditures; provided however that when determining cash receipts, there shall be excluded from the calculation any receipts of a non-recurring nature. When and if the Increase Event occurs the Reimbursement Limit shall be increased to $200,000.

     (d) If the Lease is terminated earlier than April 30, 2002, whether at Tenant's election or for any other reason, upon such termination there shall be immediately due and payable as additional rent, an amount equal to the aggregate unamortized amount of reimbursed Qualified Tenant Improvements.

     (e) To obtain a reimbursement for a Qualified Tenant Improvement, Tenant shall provide Landlord with a written request for reimbursement certifying that the work for which reimbursement is requested (the "Work") qualifies as a Qualified

Tenant Improvement, reimbursement has not previously been requested for the Work; the Work has been completed to the Tenant's satisfaction and Tenant has already paid for the Work. Tenant shall additionally provide Landlord with such evidence of payment for and completion of the Work as Landlord reasonably requests.


                                   SECTION 16
                                   ----------
                            Direct Lease Cancellation
                            -------------------------

     SECTION 16.1. DIRECT LEASE CANCELLATION. Landlord and Tenant acknowledge that the space leased hereunder includes the approximately 9,110 square feet in the Building that Tenant previously leased from Landlord under a Lease commencing February 1, 1995 (the "Direct Lease"). In consideration of the change in mutual obligations and rights contained herein, the Landlord and Tenant acknowledge and agree that the Direct Lease is hereby cancelled, effective as of the Commencement Date herein.

                            {signatures on next page}

     WITNESS the execution hereof under seal as of the day and year first above written.

                                    TENANT:

                                    T CELL SCIENCES, INC.


                                    By /s/ Alan W. Tuck
                                      --------------------------------
                                      Alan W. Tuck, President



                                    LANDLORD:

                                    FOURTH AVENUE VENTURES
                                    LIMITED PARTNERSHIP
                                    By: Cendav Investment Corp., its
                                        sole General Partner



                                    By /s/ Paul R. Marcus
                                       --------------------------------
                                       Paul R. Marcus, Vice President